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                                                                    Exhibit 10.5

                                         The Bank of Nova Scotia
                                         10 Collyer Quay
                                         #15-01 Ocean Building
October 22, 2002                         Singapore 049315

Maxtor Peripherals (S) Pte Ltd           Tel: (65) 535-8688
No. 2 Ang Mo Kio Street 63               Fax: (65) 438-3314 (Credit & Marketing)
Ang Mo Kio Street Park 3
Singapore 569111


Attention:        Mr. Tiong Chi Sieng, Vice President - Finance
                  Ms. Tan Hui Yah, Director - Finance

Dear Sirs:

BANK GUARANTEE FACILITY OF SGD17,250,000
WAIVER OF THE CONSOLIDATED TANGIBLE NET WORTH COVENANT FOR 3RD
QUARTER ENDED 28 SEPTEMBER 2002


1. We refer to the long-term Bank Guarantee Facility of up to SGD17,250,000 (current outstanding amount) ("the Facility") granted under the Guarantee Facility Agreement dated 31 August 1999 as amended by our letter dated 13 September 1999, an Amendment Agreement dated 23 February 2001, a Supplemental Agreement dated 2 May 2001, a Second Supplementary Agreement dated 29 January 2002 and our Amendment Letter dated 20 June 2002 (the Guarantee Facility Agreement as amended, "the Facility Agreement"), and the Security Over Cash Agreement dated 8 September 1999.

2. Subject to your Company's acceptance of this letter, we are pleased to advise that at your request, The Bank of Nova Scotia, Singapore Branch ("the Bank"), shall waive the event of default which arose from the breach of the Consolidated Tangible Net Worth covenant under Clause 15.1.2 of the Facility Agreement for the 3rd quarter ended 28 September 2002. The foregoing waiver is limited to the specific circumstances set forth in the foregoing sentence, and for the specific date referred to therein, and is not intended to be, nor shall it be deemed to be, a waiver of any other Event of Default or breach of terms and conditions, whether now existing or thereafter occurring.

3. Save for the above, all other terms and conditions stipulated in the Facility Agreement and security document stated in Paragraph 3 above shall remain unchanged.

4. A Waiver Fee of US$10,000 shall be payable to the Bank after your acceptance of this Letter but no later than 8 November 2002.
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Maxtor Peripherals (S) Pte Ltd                                  October 22, 2002
Bank Guarantee Facility of SGD17,250,000
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5.     If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment Letter by 30 October 2002, after which this offer shall lapse unless an extension is granted by the Bank in writing.


Yours faithfully,
/s/  Wah Sun Seong Koon
Wah Sun Seong Koon
Country Head, VP & Branch Manager

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We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing charges over cash deposits under the Security Over Cash Agreement dated 8 September 1999 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the amendments set out above, or in the subsequent legal documentation (if any).


/s/  Thong Chi Sieng
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Company Stamp & Authorized Signatory(ies)               Date
for and on behalf of Maxtor Peripherals (S) Pte Ltd.